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                                                                    EXHIBIT 21.1

                       PIVOTAL CORPORATION - SUBSIDIARIES


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Name of Subsidiary                                                 Jurisdiction of incorporation
------------------                                                 -----------------------------
Pivotal Corporation                                                        Washington
Pivotal Corporation Limited                                                U.K.
Pivotal Corporation France S.A. (formerly Transitif S.A.)                  France
Exactium Ltd.(formerly Arad Systems Ltd.)                                  Israel
Exactium, Inc.                                                             Delaware
590813 British Columbia Ltd.                                               British Columbia
590822 British Columbia Ltd.                                               British Columbia
Pivotal Corporation Ireland                                                Ireland
Pivotal Technologies Corporation Limited                                   Ireland
Pivotal Corporation (N.I.) Limited                                         Northern Ireland
Pivotal GmbH                                                               Germany
Pivotal Corporation Australia Pty. Ltd.                                    Australia
Nihon Pivotal K.K.                                                         Japan
Project One Business Technologies Inc.                                     British Columbia
MarketFirst Software Inc.                                                  Delaware
652072 British Columbia Ltd.                                               British Columbia
Pivotal Bangalore Software Development Private Limited                     India
Pivotal Merger Subsidiary (Intermediate Tier), Inc.                        Delaware


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